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                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                               PURCHASE AGREEMENT

                           HLI Operating Company, Inc.

                                  $250,000,000

                          10 1/2% Senior Notes Due 2010

                               Purchase Agreement

                                                              New York, New York
                                                                    May 22, 2003

Citigroup Global Markets Inc.
Lehman Brothers Inc.
As Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  HLI Operating Company, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, $250,000,000 principal amount of its 10 1/2% Senior Notes Due 2010 (the "Notes," and together with the Guarantees (as defined below), the "Securities"). The Securities are to be issued under an indenture (the "Indenture"), dated as of June 3, 2003, among the Company and each of the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the "Trustee"). The Securities will have the benefit of a registration rights agreement (the "Registration Rights Agreement"), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors have agreed to register a new series of notes (the "Exchange Notes") and related guarantees (the "Exchange Guarantees," and, together with the Exchange Notes, the "Exchange Securities") under the Act subject to the terms and conditions therein specified. Pursuant to the Registration Rights Agreement, the Exchange Securities will be offered in exchange for the Securities (the "Registered Exchange Offer"). The Notes will be unconditionally guaranteed (the "Guarantees") by the Company's direct and indirect parent companies and by each of the Company's direct and indirect domestic Subsidiaries set forth on Schedule II hereto (collectively, the "Guarantors"). To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

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                  The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

                  The Securities are being offered and sold in connection with the emergence of Hayes Lemmerz International, Inc., a corporation organized under the laws of the State of Delaware ("HLI"), thirty of its wholly-owned domestic Subsidiaries and one wholly-owned Mexican Subsidiary from bankruptcy pursuant to the Plan of Reorganization (as defined below), which is expected to be effective simultaneously with the Closing Date. Concurrently with the Closing Date, the Company and each of the Guarantors intends to enter into the New Credit Facility. Pursuant to the Plan of Reorganization, and effective simultaneously with the closing of this offering and sale of the Securities (the "Offering"), HLI will merge with and into HLI Operating Company, Inc. with HLI Operating Company, Inc. being the surviving entity, with the result that all businesses, Subsidiaries and other assets and liabilities held, directly or indirectly, by HLI prior to such merger are held by HLI Operating Company, Inc. following the merger (the "Merger"). References to the Company mean both the Company following the Merger and HLI prior to the Merger, and references to Subsidiaries of the Company or Subsidiaries of Holdco (as defined below) include HLI's Subsidiaries before and after the Merger.

                  In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated May 12, 2003 (as amended or supplemented at the Execution Time, including any and all exhibits thereto, the "Preliminary Memorandum"), and a final offering memorandum, dated May 27, 2003 (as amended or supplemented at the Execution Time, including any and all exhibits thereto, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Guarantors and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

                  1. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent and warrant to each Initial Purchaser as set forth below in this Section 1.

                           (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof, on the Closing Date will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

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                           (b) None of the Company, the Guarantors or any of
         their Subsidiaries, nor any person acting on their behalf (other than the Initial Purchasers or anyone acting on their behalf, as to whom the Company makes no representation) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

                           (c) None of the Company, the Guarantors or any of their Subsidiaries, nor any person acting on its or their behalf (other than the Initial Purchasers or anyone acting on their behalf, as to whom the Company makes no representation) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

                           (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

                           (e) None of the Company, the Guarantors or any of their Subsidiaries, nor any person acting on their behalf (other than the Initial Purchasers or anyone acting on their behalf, as to whom the Company makes no representation) has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

                           (f) None of the Company nor any of the Guarantors is, nor after giving effect to the Transactions and the application of the proceeds thereof as described under the heading "Use of Proceeds" in the Final Memorandum will be, an "investment company" within the meaning of the Investment Company Act.

                           (g) HLI is subject to and in compliance in all material respects with the reporting requirements of Section 13 or
         Section 15(d) of the Exchange Act.

                           (h) None of the Company, the Guarantors or any of their Subsidiaries has paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated by this Agreement).

                           (i) None of the Company, the Guarantors or any of their Subsidiaries has, directly or indirectly, taken any action designed to cause or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                           (j) The Company, the Guarantors and each of their Subsidiaries has been duly incorporated or organized and is validly existing as a corporation, limited liability company or partnership in good standing (to the extent such concept exists) under the laws of the jurisdiction in which it is incorporated or organized with full corporate, limited liability company or partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation, limited

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         liability company or partnership and is in good standing under the laws of each jurisdiction that requires such qualification; except where the failure to be in good standing or duly qualified, incorporated or organized, or to have such power or authority (i) would not reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, the Securities or the Registration
         Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) would not reasonably be expected to have a Material Adverse Effect.

                           (k) All the outstanding shares of Capital Stock of each of the Company, the Guarantors and each of their Subsidiaries have been duly authorized and issued and are fully paid and, to the extent applicable, nonassessable, and, except as otherwise set forth in the Final Memorandum, (and except directors' qualifying shares and other de minimis amounts of shares required to be issued to third parties pursuant to local law requirements) all outstanding shares of the Subsidiaries of the Company are owned by the Company either directly or through wholly-owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                           (l) Schedule II hereto sets forth all the Company's direct and indirect parent companies and each of the Company's direct and indirect domestic Subsidiaries as of the date hereof.

                           (m) The authorized equity capitalization of Holdco after the effectiveness of the Merger is as set forth in the Final Memorandum.

                           (n) The statements in the Final Memorandum under the headings "Risk Factors - Legal proceedings - we will be subject to claims made after the date that we filed for bankruptcy and other claims that are not discharged in the bankruptcy proceeding, which could have a significant negative impact on our results of operations and profitability," "Risk Factors - Legal proceedings - we are being investigated by the Securities and Exchange Commission," "Risk Factors
         - Environmental matters - we are subject to potential exposure to environmental liabilities," "Business - Environmental Compliance," "Business - Legal Proceedings," "The Bankruptcy Case," "Certain Related Party Transactions," "Description of Material Debt," "Description of the Notes," "Exchange Offer; Registration Rights," "Notice to Investors" and "Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders" (insofar as such statements purport to summarize certain U.S. federal income tax consequences with respect to an investment in the Notes), fairly summarize, in all material respects, the matters therein described.

                           (o) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

                           (p) The Indenture has been duly authorized by the Company and each of the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and each of the Guarantors, will constitute a valid and binding instrument enforceable against the Company and each of the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent

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         conveyance, preference or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

                           (q) The issuance of the Securities has been duly authorized by the Company and the Guarantors and, when the global certificates representing the Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers under this Agreement, such Securities will constitute valid, binding and enforceable obligations of the Company and the Guarantors, entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, preference or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

                           (r) The issuance of the Exchange Securities has been duly authorized by the Company and the Guarantors and, when the global certificates representing the Exchange Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to the holders of Notes in exchange therefor as contemplated by the Registration Rights Agreement, such Exchange Securities will constitute valid, binding and enforceable obligations of the Company and the Guarantors, entitled to the benefits of the Indenture (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, preference or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

                           (s) The Registration Rights Agreement has been duly authorized by the Company and the Guarantors and, assuming due authorization, execution and delivery thereof by the Initial Purchasers, when executed and delivered by the Company and each of the Guarantors, will constitute a valid, binding and enforceable instrument of the Company and each of the Guarantors (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

                           (t) The Company and each of the Guarantors has all requisite corporate, limited liability company or partnership power and authority, and has taken all requisite corporate, limited liability company or partnership action necessary to enter into and perform its obligations under this Agreement, the Indenture, the Securities, Exchange Securities, the Registration Rights Agreement and the Merger Agreement, to the extent it is a party thereto. Subject to compliance by the Initial Purchasers with the representations, warranties and agreements set forth in Section 4 of this Agreement, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, the Registration Rights Agreement or Merger Agreement, except such as will be obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction and by the NASD with respect to the PORTAL designation of the Notes, in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final

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         Memorandum and the Registration Rights Agreement and, in the case of the Merger Agreement, the filing of the Certificate of Merger in connection with the Merger with the Secretary of State of the State of Delaware (which filing shall have been made on or prior to the Closing
         Date).

                           (u) Neither the execution and delivery of this Agreement, the Indenture, the Registration Rights Agreement or the Merger Agreement, the issue and sale of the Securities and the Exchange Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the performance by the Company or any Guarantor of its obligations hereunder or thereunder will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or asset of the Company, the Guarantors or any of their Subsidiaries pursuant to, (i) the certificate of incorporation, by-laws or other organizational documents of the Company, the Guarantors or any of their Subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, the Guarantors or any of their Subsidiaries is a party or bound or to which their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Guarantors or any of their Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Guarantors or any of their Subsidiaries or any of its or their properties, except (x) with respect to Non-material Subsidiaries in the case of clause (i) above, for such for such conflicts, breaches, violations or impositions that would not reasonably be expected to have a Material Adverse Effect and (y) in the case of clauses (ii) and (iii) above, for such conflicts, breaches, violations or impositions that would not reasonably be expected to (1) have a Material Adverse Effect or (2) have a material adverse effect on the performance of this Agreement, the Indenture, the Securities, the Exchange Securities or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby.

                           (v) The consolidated historical financial statements and schedules of HLI and its consolidated Subsidiaries included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of HLI as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Historical Consolidated Financial Information" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein. The pro forma financial statements included in the Final Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the events and items described therein on the basis, and subject to the limitations, described therein; the related pro forma adjustments give effect in all material respects to those assumptions; and the pro forma adjustments reflect in all material respects the proper application of those adjustments to the historical financial statement amounts. The pro forma financial statements included in the Final

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         Memorandum comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

                           (w) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of their Subsidiaries or property or, to the Company's knowledge, their directors or officers is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, the Registration Rights Agreement or the Merger Agreement, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                           (x) The Company, the Guarantors and each of their Subsidiaries own, possess, license, lease or have other rights to use, all such properties (including, without limitation, Intellectual Property, as defined below) as are necessary to the conduct of their respective operations as presently conducted, except where the failure to own, possess, license, lease or have other rights to use such property would not reasonably be expected to have a Material Adverse Effect. Other than as described in the Final Memorandum there is no infringement by third parties of any of the any of the Company's patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") except such infringements that would not reasonably be expected to have a Material Adverse Effect.

                           (y) (i) Neither of the Company, the Guarantors nor any of their Subsidiaries is in violation or default of any provision of its certificate of incorporation, by-laws or other organizational documents; and (ii) after giving effect to the provisions of, and the transactions contemplated in, the Plan of Reorganization, including those regarding, among other things, rejection and/or assumption and cure of executory contracts and unexpired leases, neither of the Company, the Guarantors nor any of their Subsidiaries will be in violation or default of (a) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject (1) that were not otherwise rejected during the Bankruptcy Cases, or (2) except as set forth in the Final Memorandum or (b) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of them or any of their properties, as applicable, except (x) with respect to Non-material Subsidiaries in the case of clause (i) above, for such violations and defaults that would not reasonably be expected to have a Material Adverse Effect and (y) in the case of clause (ii) above, for such violations or defaults that would not reasonably be expected to have a Material Adverse Effect.

                           (z) KPMG LLP, who have certified certain financial statements of HLI and its consolidated Subsidiaries and delivered their report with respect to the audited

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         consolidated financial statements and schedules included in the Final
         Memorandum, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                           (aa) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid to the U.S. or any state or locality therein in connection with the execution, delivery and performance of this Agreement or the Indenture by the Company and the Guarantors or the issuance or sale by the Company or the Guarantors of the Securities or the Exchange Securities.

                           (bb) The Company, the Guarantors and each of their Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

                           (cc) No labor problem or dispute with the employees of the Company, the Guarantors or any of their Subsidiaries exists or, to the knowledge of the Company or any Guarantor, is overtly threatened, and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, that would reasonably be expected, in each case, to have a Material Adverse Effect.

                           (dd) Since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), except as set forth in the Final Memorandum, there has been no change that would reasonably be expected to have a Material Adverse Effect.

                           (ee) The Company, the Guarantors and each of their Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and there are no claims by the Company, the Guarantors or any of their Subsidiaries under any such policy or instrument as to which any insurance company has notified the Company, the Guarantors or any of their Subsidiaries that it is denying or intends to deny liability or to defend under a reservation of rights clause that would reasonably be expected to have a Material Adverse Effect.

                           (ff) No Subsidiary of the Company other than Hayes Lemmerz Autokola, Inc. is currently, or immediately following the Merger will be, prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's Capital Stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company, or any other Subsidiary of the Company, as the case may be, except as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

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                           (gg) The Company, the Guarantors and their
         Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and none of the Company, any Guarantor nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                           (hh) The Company, the Guarantors and each of their Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (ii) The Company, the Guarantors and each of their Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive or be in compliance with required permits, licenses or other approvals and such liability would not have a Material Adverse Effect; except as set forth in the Final Memorandum, none of the Company, any Guarantor, nor any of their Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                           (jj) The Company, the Guarantors and each of their Subsidiaries have fulfilled their obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and the Guarantors are eligible to participate, except where the failure to fulfill such obligations would not reasonably be expected to have a Material Adverse Effect, and each such plan is in compliance with the presently applicable provisions of ERISA and such regulations and published interpretations, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect; none of the Company or the Guarantors have

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         incurred any unpaid liability to the Pension Benefit Guaranty
         Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, except where such liability would not reasonably be expected to have a Material Adverse Effect.

                           (kk) Each of the relationships and transactions specified in Item 404 of Regulation S-K that would have been required to be described in a prospectus if the Offering had been registered under the Act have been so described in the Final Memorandum (exclusive of any amendment or supplement thereto).

                           (ll) HLI Holding Company, Inc., a corporation organized under the laws of the State of Delaware ("Holdco"), is a newly-formed entity with no operations, liabilities or assets other than (i) holding 100% of the Capital Stock of HLI Parent Company, Inc. ("Parent") and (ii) those liabilities incurred in connection with its formation. Parent is a newly-formed entity with no operations, liabilities or assets other than (i) holding 100% of the Capital Stock of the Company and (ii) those liabilities incurred in connection with its formation.

                  Any certificate signed by any officer of the Company or any Guarantor and delivered to the Representatives or counsel for the Initial Purchasers in connection with the Offering shall be deemed a representation and warranty by the Company or such Guarantor, as to matters covered thereby, to each Initial Purchaser.

                  2. Purchase and Sale.

                  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Guarantors agree to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company and the Guarantors, at a purchase price of 97.132% of the principal amount thereof, plus accrued interest, if any, from June 3, 2003 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

                  3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on June 3, 2003, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. The Securities shall be delivered in such names, forms and amounts as the Representatives shall specify and delivery shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  4. Representations, Warranties and Covenants of the Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company and the Guarantors that:

                           (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

                           (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

                           (c) It is an "accredited investor" within the meaning of Regulation D.

                  5. Agreements. The Company and the Guarantors agree as set forth below, jointly and severally, with each Initial Purchaser that:

                           (a) The Company will furnish to each Initial
         Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

                           (b) The Company will not amend or supplement the Final Memorandum unless, prior thereto the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to such amendment or supplement.

                           (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

                           (d) The Company and the Guarantors will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Offering, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                           (e) None of the Company, the Guarantors or any of their Subsidiaries, nor anyone acting on their behalf (other than the Initial Purchasers or anyone acting on their behalf, as to whom the Company makes no representation) will, prior to completion of the Registered Exchange Offer, resell any Securities that have been acquired by any of them.

                           (f) None of the Company, the Guarantors or any of their Subsidiaries, nor any person acting on their behalf (other than the Initial Purchasers or anyone acting on their behalf, as to whom the Company makes no representation) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

                           (g) Neither the Company nor any of the Guarantors, nor any person acting on their behalf (other than the Initial Purchasers or anyone acting on their behalf, as to whom the Company makes no representation) will engage in any form of general solicitation or general advertising (within the meaning of Regulation
         D) in connection with any offer or sale of the Securities in the United States.

                           (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company and the Guarantors will, during any period in which they are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. Such information will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                           (i) Neither the Company, the Guarantors or any of their Subsidiaries, nor any person acting on their behalf (other than the Initial Purchasers or anyone acting on their behalf, as to whom the Company makes no representation) will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                           (j) The Company will cooperate with the
         Representatives and use its best efforts to permit the Securities and the Exchange Securities to be eligible for clearance and settlement through The Depository Trust Company.

                           (k) Neither the Company, any of the Guarantors or any of their Subsidiaries will for a period of 90 days following the Execution Time, without the prior written consent of Citigroup, which consent may not be unreasonably withheld, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company other than the Securities or the Exchange Securities.

                           (l) Neither the Company, any of the Guarantors or any of their Subsidiaries will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                           (m) The Company will apply the net proceeds from the sale of the Notes in a manner consistent with the heading "Use of Proceeds" in the Final Memorandum.

                           (n) The Company will pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities and the Exchange Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them;
         (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution, delivery and performance of this Agreement or the Indenture by the Company or the Guarantors of the Securities or the Exchange Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities and the Exchange Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) admitting the Notes and Exchange Notes for trading in the PORTAL Market; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section 5 and Sections 7 and 8 of this Agreement, the Initial Purchasers will pay all of their own costs and expenses, including the fees and expenses of their counsel.

                           (o) On the Closing Date, the Company shall cause each entity that issues a Guaranty in respect of the Notes which is not then a party to this Agreement to execute and deliver an instrument of accession in form and substance reasonably satisfactory to the Initial Purchasers, joining such entity as a Guarantor under this Agreement.

                           (p) On or prior to the Closing Date, the Company shall have been advised by the NASD's PORTAL Market that the Notes and the Exchange Notes have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

                  6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors contained herein at the Execution Time and the Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions:

                           (a) The Initial Purchasers shall have received an opinion from Patrick C. Cauley, general counsel for the Company, dated the Closing Date and addressed to the Representatives, to the effect that:

                                    (i)    each of the Company, the Guarantors
                  and each of their domestic Subsidiaries has been duly incorporated or organized and is validly existing as a corporation, limited liability company or partnership in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full corporate, limited liability company or partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation, limited liability company or partnership and is in good standing (to the extent such concept exists) under the laws of each jurisdiction that requires such qualification; except where the failure to be duly qualified, incorporated or organized, in good standing, or to have such power or authority (i) would not reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, the Securities, the Registration Rights Agreement or the Merger Agreement or the consummation of any of the transactions contemplated hereby or thereby; or (ii) would not reasonably be expected to have a Material Adverse Effect;

                                    (ii)   all the outstanding shares of the
                  Company, the Guarantors and each of their domestic Subsidiaries have been duly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum (and except directors' qualifying shares and other de minimis amounts of shares required to be issued to third parties pursuant to local law requirements), all outstanding shares of Capital Stock of the domestic Subsidiaries are owned by the Company either directly or through wholly-owned Subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance, except where the failure to be so authorized and issued, fully paid and nonassessable, owned by the Company or free and clear of any such perfected security interests, or any other interests, claims, liens or encumbrances would not reasonably be expected to have a Material Adverse Effect;

                                    (iii)  after the effectiveness of the
                  Merger, Holdco will have an authorized equity capitalization as set forth in the Final Memorandum;

                                    (iv)   The statements in the Final
                  Memorandum under the headings "Risk Factors - Legal proceedings - we will be subject to claims made after the date that we filed for bankruptcy and other claims that are not discharged in the bankruptcy proceeding, which could have a significant negative impact on our results of operations and profitability," "Risk Factors - Legal proceedings - we are being investigated by the Securities and Exchange Commission," "Risk Factors - Environmental matters - we are subject to potential exposure to environmental liabilities," "Business - Environmental Compliance," "Business - Legal Proceedings," "The Bankruptcy Case," "Certain Related Party Transactions" and "Description of Material Debt," fairly summarize such consequences in all material respects;

                                    (v)    this Agreement has been duly
                  authorized, executed and delivered by the Company and each of the Guarantors;

                                    (vi)   the Indenture has been duly
                  authorized, executed and delivered by the Company and each of the Guarantors, and assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement enforceable against the Company and each of the Guarantors in accordance with its terms;

                                    (vii)  the Notes have been duly authorized
                  and executed by the Company, and when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, the Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms;

                                    (viii) the Guarantee has been duly
                  authorized by each of the Guarantors and when the Notes are issued and delivered by the Company against payment therefor in accordance with the terms of the this Agreement, the Guarantee will constitute the valid and binding obligation of such Guarantors, enforceable against such Guarantors in accordance with its terms;

                                    (ix)   the issuance of the Exchange Notes
                  has been duly authorized by the Company, and when the Exchange Notes are executed, authenticated, issued and delivered in exchange for the Notes in accordance with the provisions of the Indenture, the Registration Rights Agreement and the Exchange Offer (as defined in the Registration Rights Agreement), such Exchange Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms;

                                    (x)    the Exchange Guarantee has been duly
                  authorized by each of the Guarantors and when the Exchange Notes are executed, authenticated, issued and delivered in exchange for the Notes in accordance with the provisions of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Guarantee will constitute the valid and binding obligation of such Guarantors, enforceable against such Guarantors in accordance with its terms;

                                    (xi)   the Registration Rights Agreement has
                  been duly authorized, executed and delivered by the Company and each of the Guarantors, and assuming due authorization, execution and delivery thereof by the Initial Purchasers, constitutes a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms;

                                    (xii)  to the knowledge of such counsel,
                  there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of the Subsidiaries or their officers, directors or property of a character required to be disclosed in a registration statement on Form S-3 that is not adequately disclosed in the Final Memorandum (assuming it were a prospectus contained in a registration statement on Form S-3), except in each case for such action, suit or proceedings that, if the subject of an unfavorable decision, ruling or finding would not reasonably be expected to have a Material Adverse Effect;

                                    (xiii) no facts have come to such counsel's
                  attention which have caused such counsel to believe that the Final Memorandum, as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case such counsel does not express any view as to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom);

                                    (xiv)  each of the Company and the
                  Guarantors has all requisite corporate, limited liability company or partnership power and authority, has taken all requisite corporate, limited liability company or partnership action, and has received and is in compliance with all governmental, judicial and other authorizations, approvals and orders necessary to enter into and perform its obligations under this Agreement, the Indenture, the Securities, the Exchange Securities, the Registration Rights Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby. Subject to compliance by the Initial Purchasers with the representations, warranties and agreements set forth in
                  Section 4 of this Agreement, no consent, approval, authorization, filing with or order of any governmental agency or body is required in connection with consummation of the transactions contemplated herein or therein, except such as will be obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Initial Purchasers in the manner contemplated in this Agreement and the Final Memorandum and the Registration Rights Agreement and such other approvals (specified in such opinion) as have been obtained; and

                                    (xv)   neither the execution and delivery of
                  the Indenture, this Agreement, the Registration Rights Agreement or the Merger Agreement, the issue and sale of the Securities or the Exchange Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the performance by the Company and the Guarantors of its obligations hereunder or thereunder will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company, the Guarantors or their Subsidiaries pursuant to, (i) the certificate of incorporation, by-laws or other organizational documents of the Company or the Guarantors or their Subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, the Guarantors or any of their Subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Guarantors or any of their domestic Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Guarantors, except (x) with respect to Non-material Subsidiaries in the case of clause (i) above, for such conflicts, breaches, violations or impositions that would not be reasonably expected to have a Material Adverse Effect and (y) in the case of clauses (ii) and (iii) above, for such conflicts, breaches, violations or impositions that would not be reasonably expected to (1) have a Material Adverse Effect or (2) have a material adverse effect on the performance of this Agreement, the Indenture, the Securities, the Exchange Securities or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby.

         Such counsel's opinion as to the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                           (b) The Initial Purchasers shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, dated the Closing Date and addressed to the Representatives, to the effect that:

                                    (i)    each of the entities listed in
                  Schedule III hereto (collectively, the "Newly Formed Entities") has been duly incorporated or formed, and each of the Company, and each of the Delaware, New York and Texas Guarantors and the Delaware non-guarantor Subsidiaries is validly existing as a corporation or limited liability company and in good standing under the laws of the jurisdiction in which it is incorporated or organized with corporate or limited liability company power and authority to execute and deliver this Agreement, the Indenture and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby; except where the failure to be in good standing (i) would not reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, the Securities, the Registration Rights Agreement or the Merger Agreement or the consummation of any of the transactions contemplated hereby or thereby; or
                  (ii) would not reasonably be expected to have a Material Adverse Effect;

                                    (ii)   after the effectiveness of the
                  Merger, Holdco will have an authorized equity capitalization as set forth in the Final Memorandum;

                                    (iii)  all shares of capital stock of the
                  Newly Formed Entities as shown on the stock record books of such Newly Formed Entities as being issued and outstanding immediately prior to the date hereof have been duly authorized and issued and are fully paid and nonassessable, and, based solely on our review of the stock record books of such Newly Formed Entities, such outstanding shares of capital stock of the Newly Formed Entities are owned of record by the entity set forth on Schedule III opposite the name of such Newly Formed Entity.

                                    (iv)   Each of the Company, the Delaware
                  Guarantors, the New York Guarantors, the Texas Guarantors and the Delaware non-guarantor Subsidiaries has the status set forth in Schedule IV hereto set forth opposite the name of such entity in the jurisdictions listed in Schedule IV hereto.

                                    (v)    the statements in the Final
                  Memorandum under the headings "Capitalization, " "Description of the Notes" and "Exchange Offer; Registration Rights" insofar as such statements purport to summarize certain provisions of the documents referred therein, fairly summarize such provisions in all material respects and the statements in the Final Memorandum under the heading "Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders," insofar as such statements purport to summarize certain U.S. federal income tax consequences with respect to an investment in the notes, fairly summarize such consequences in all material respects;

                                    (vi)   this Agreement has been duly
                  authorized, executed and delivered by the Company and each of the Delaware, New York and Texas Guarantors;

                                    (vii)  the Indenture has been duly
                  authorized, executed and delivered by the Company and each of the Delaware and New York Guarantors, and assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement, enforceable against the Company and each of the Delaware, New York and Texas Guarantors in accordance with its terms;

                                    (viii) the Notes have been duly authorized
                  and executed by the Company, and when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, the Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms;

                                    (ix)   the Guarantee has been duly
                  authorized by each of the Delaware, New York and Texas Guarantors and when the Notes are issued and delivered by the Company against payment therefor in accordance with the terms of the this Agreement, the Guarantee will constitute the valid and binding obligation of such Delaware, New York and Texas Guarantors, enforceable against such Delaware, New York and Texas Guarantors in accordance with its terms;

                                    (x)    the issuance of the Exchange Notes
                  has been duly authorized by the Company, and when the Exchange Notes are executed, authenticated, issued and delivered in exchange for the Notes in accordance with the provisions of the Indenture, the Registration Rights Agreement and the Exchange Offer (as defined in the Registration Rights Agreement), such Exchange Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms;

                                    (xi)   the Exchange Guarantee has been duly
                  authorized by each of the Delaware, New York and Texas Guarantors and when the Exchange Notes are executed, authenticated, issued and delivered in exchange for the Notes in accordance with the provisions of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Guarantee will constitute the valid and binding obligation of such Delaware, New York and Texas Guarantors, enforceable against such Delaware, New York and Texas Guarantors in accordance with its terms;

                                    (xii)  the Registration Rights Agreement has
                  been duly authorized, executed and delivered by the Company and each of the Delaware, New York and Texas Guarantors, and assuming due authorization, execution and delivery thereof by the Initial Purchasers, constitutes a valid and binding agreement of the Company and the Delaware, New York and Texas Guarantors, enforceable against the Company and the Delaware, New York and Texas Guarantors in accordance with its terms;

                                    (xiii) no facts have come to such counsel's
                  attention which have caused such counsel to believe that the Final Memorandum, as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case such counsel does not express any view as to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom);

                                    (xiv)  assuming (i) the accuracy of the
                  representations and warranties of the Company and each Guarantor in Section 1 of the Purchase Agreement and of the Initial Purchasers in Section 4 of the Purchase Agreement,
                  (ii) the due performance by the Company and each Guarantor of the covenants and agreements set forth in Section 5 of the Purchase Agreement, (iii) the Initial Purchasers' compliance with the offering and transfer procedures and restrictions described in the Final Memorandum, (iv) the accuracy of the representations and warranties made in accordance with the Final Memorandum by purchasers to whom the Initial Purchasers initially resell the Securities and (v) that reasonable steps have been taken to ensure that purchasers to whom the Initial Purchasers initially resell the Securities have been informed that the Initial Purchasers may be relying on the exemption from the provisions of Section 5 of the Act provided by Rule 144A in connection with such sales, the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Final Memorandum, and the initial resale of the Securities by the Initial Purchasers in the manner contemplated in the Final Memorandum and the Purchase Agreement, do not require registration under the Act, and the Indenture does not require qualification under the Trust Indenture Act, it being understood that such counsel does not express any opinion as to any subsequent resale of any Security; and the Indenture complies in all material respects with the Provisions of the Trust Indenture Act;

                                    (xv)   none of the Company nor any of the
                  Guarantors is, nor after giving effect to the Transactions will be, an "investment company" as such term is defined in the Investment Company Act; and

                                    (xvi)  the execution and delivery by the
                  Company and each of the Delaware, New York and Texas Guarantors (to the extent it is a party thereto) of this Agreement, the Indenture, the Registration Rights Agreement or the Merger Agreement and the consummation by the Company and the Delaware, New York and Texas Guarantors of the transactions contemplated hereby or thereby, including the issuance and sale of the Securities and the Exchange Securities, will not (i) conflict with the certificate of incorporation, by-laws or other organizational documents of the Company, the Delaware, New York or Texas

                  Guarantors, (ii) constitute a violation of, or a breach or default under, the terms of the Applicable Contracts or (iii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order, except, in the case of clauses (ii) and (iii) above, for such breaches, defaults, violations, conflicts or contravention that would not be reasonably expected to (1) have a Material Adverse Effect or (2) have a material adverse effect on the performance of this Agreement, the Indenture, the Securities, the Exchange Securities or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby; such counsel does not express any opinion, however, as to whether the execution, delivery or performance by the Company or the Guarantors of this Agreement, the Indenture, the Registration Rights Agreement or the Merger Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of the Delaware, New York and Texas Guarantors;

         Such counsel's opinion as to the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                           (c) The Company shall have requested and caused one or more special counsel for Holdco and each Subsidiary in each of Germany, Italy, Spain, Belgium, The Netherlands, Czech Republic and Luxembourg, reasonably acceptable to the Initial Purchasers, to furnish to the Representatives its or their opinion, dated the Closing Date and addressed to the Representatives, and covering, in substance, the following matters:

                                    (i)    Each of the Company's Subsidiaries
                  incorporated or organized in the applicable jurisdiction other than Non-material Subsidiaries (collectively, the "Subject Subsidiaries") has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, limited liability company or limited partnership in good standing (or equivalent concept) under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, with full corporate, limited liability company or limited partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in accordance with its articles of association, bylaws or other organizational documents, or, to the extent applicable, as described in the Final Memorandum, and, to the extent applicable, is duly qualified to do business as a foreign corporation, limited liability company or limited partnership and is in good standing under the laws of each jurisdiction it owns or leases any property or otherwise does business;

                                    (ii)   all the outstanding shares of Capital
                  Stock of each of the Subject Subsidiaries are owned by the entity listed on the Schedule hereto, have been duly authorized and issued and are fully paid and nonassessable (to the extent such concepts exist in the relevant jurisdiction) and, except as otherwise set forth in the Final Memorandum (and except for directors' qualifying shares and other de minimis amounts of shares required to be issued to third parties pursuant to local law requirements), all outstanding shares of Capital Stock of such Subject Subsidiary are owned by the entity listed on the Schedule hereto, free of any adverse claim (or equivalent concept) under the laws of such jurisdiction; and

                                    (iii)  to the extent applicable, neither the
                  execution and delivery by the Company and the Guarantors of the Indenture, this Agreement, the Registration Rights Agreement or the Merger Agreement, nor the issue and sale of the Securities or the Exchange Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the performance (to the extent applicable) of the Subject Subsidiaries' obligations hereunder or thereunder will conflict with or result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or asset of the Subject Subsidiaries pursuant to any existing law, rule or regulation (excluding any securities or anti-fraud law, rule or regulation) in the applicable jurisdiction.

                           (d) The Representatives shall have received from Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                           (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that the representations and warranties of the Company and the Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Guarantors have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

                           (f) At the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants with regard to the Company within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating, as of the Execution Time (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Memorandum, as of a date not more than five days prior to the Execution Time), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to Representatives.

                  References to the Final Memorandum in this Section 6(f) include any amendment or supplement thereto at the date of the applicable letter.

                           (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 as of the dates or for the periods specified therein; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, the effect of which, individually or in the aggregate, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                           (h) The Company has been advised by the NASD's PORTAL Market that the Notes and the Exchange Notes have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

                           (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities (including the Securities and the Exchange Securities) by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                           (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                           (k) The Merger Agreement shall be in full force and effect; all conditions to the Merger shall have been satisfied or waived; and the Merger shall be consummated concurrently with the closing of the Offering.

                           (l) The documents relating to the New Credit Facility shall be executed simultaneously with the Closing of the Offering; all conditions to funding under the New Credit Facility shall have been satisfied or waived.

                           (m) All conditions to the consummation of the Modified First Amended Joint Plan of Reorganization of Hayes Lemmerz International, Inc. and its Affiliated Debtors and Debtors-in-Possession, dated as of April 9, 2003 (the "Plan of Reorganization") (other than the Offering and entering into the New Credit Facility), shall have either been satisfied or waived as provided in such plan, and the time at which such plan is consummated (as defined therein, the "Effective Date") shall take place, on or prior to the Closing Date, and the appeals period in connection therewith shall have terminated, with no appeals having been timely filed requesting a stay of the consummation of the Plan of Reorganization.

                  If any of the conditions specified in Section 6(a) through
Section 6(m) shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of counsel for the Initial Purchasers, c/o Weil, Gotshal & Manges, LLP, 767 Fifth Avenue, New York, New York 10153 on the Closing Date.

                  7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Citigroup on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities, or proposals for any alternatives to the Securities.

                  8. Indemnification and Contribution.

                           (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto) or any information provided by the Company or any Guarantor to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Form 8-K, dated May 13, 2003, filed by the Company with the Commission (including the exhibit filed therewith), or (iii) the materials provided to investors by, or with the approval of, the Company in connection with the marketing of the Securities, including any road show or other presentations made to investors by the

         Company, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have.

                           (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, the Guarantors, and each of their directors and officers, and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company or the Guarantors by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company and the Guarantors acknowledge that the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities, and, under the heading "Plan of Distribution," (i) the third paragraph; (ii) the ninth paragraph related to market-making activities; and (iii) the tenth paragraph related to over-allotment, syndicate covering and stabilization transactions in the Preliminary Memorandum and the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

                           (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                           (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantors and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company or any Guarantor and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and by the Initial Purchasers on the other from the Offering; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the Offering) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantors and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or a Guarantor on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The

         Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company or a Guarantor within the meaning of either the Act or the Exchange Act and each officer and director of the Company and any Guarantor shall have the same rights to contribution as the Company and the Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company or the Guarantors. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives and the Company shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company, the Guarantors or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either the New York Stock Exchange or the Nasdaq National Market; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or a crisis the effect of which on the financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the Offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors or their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company, the Guarantors or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013
Attention: General Counsel; or, if sent to the Company or any Guarantor, will be mailed, delivered or telefaxed to HLI Operating Company, Inc., 15300 Centennial Drive, Northville, Michigan 48167, (Fax no: (734) 737 2069 and confirmed to its General Counsel, attention of the Legal Department.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                  16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  17. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

                  "Applicable Contracts" shall mean the Contracts listed on
Schedule V hereto.

                  "Applicable Laws" shall mean the General Corporation Law of the State of Delaware, the Texas Business Corporation Act and those laws, rules and regulations of the State of New York and the federal laws of the United States of America, in each case, which, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Merger Agreement (other than the United States federal securities laws, state and foreign securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers Inc.), but without our having made any special investigation as to the applicability of any other law, rule or regulation.

                  "Applicable Orders" shall mean such material judgment, order or decree applicable to the Company, or any of the Delaware, New York and Texas Guarantors or the Delaware non-guarantor Subsidiaries, in each case as certified by an officer of the Company.

                  "Bankruptcy Cases" shall mean the voluntary petitions under Chapter 11 of the Bankruptcy Code filed by Hayes Lemmerz International, Inc., 30 of its domestic subsidiaries and one Mexican subsidiary on December 5, 2001.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

                  "Capital Stock" shall mean, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including preferred stock, but excluding any debt security convertible or exchangeable into such equity interest.

                  "Citigroup" shall mean Citigroup Global Markets Inc.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean, the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Material Adverse Effect" shall mean any effect that, individually or in the aggregate, is materially adverse to the condition (financial or otherwise), earnings, business or properties of, prior to the Merger, the Company and its Subsidiaries, and after the Merger, to Holdco and its Subsidiaries, in each case taken as a whole, whether or not arising from transactions in the ordinary course of business.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "New Credit Facility" shall mean the senior secured credit facilities dated as of the Closing Date, among the Company, Holdco, the lenders and their Affiliates thereto, Citicorp North America, Inc., as administrative agent and Lehman Commercial Paper Inc., as syndication agent.

                  "Non-material Subsidiaries" shall mean any foreign Subsidiary of the Company that had assets of less than $10 million at January 31, 2003, and revenues of less than $10 million for the year ended January 31, 2003.

                  "Person" shall mean any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Regulation D" shall mean Regulation D under the Act.

                  "Regulation S" shall mean Regulation S under the Act.

                  "Subsidiary" shall mean in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization or other business entity of which a majority of the total voting power of all classes of Capital Stock of then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, is at the time owned or controlled, directly or indirectly, by:

                  (a) such Person,

                  (b) such Person and one or more Subsidiaries of such Person, or

                  (c) one or more Subsidiaries of such Person.

                  "Transactions" shall mean, collectively: the Merger; cancellation of all of HLIs' existing securities and the distribution to holders of certain classes of claims an amount in cash and other securities of Holdco pursuant to the Plan of Reorganization; the Offering; entering into the New Credit Facility; applying the proceeds from the Notes and the initial $450 million borrowing under the New Credit Facility as described in ""Use of Proceeds" in the Final Memorandum; effectiveness of the Plan of Reorganization, as confirmed by the bankruptcy court on May 12. 2003; and adjustments to the Company's consolidated financial statements for ""fresh-start" accounting.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, the Guarantors and the several Initial Purchasers.

                                    Very truly yours,

                                    HLI OPERATING COMPANY, INC.

                                    By: _____________________________________
                                        Name:  James A. Yost
                                        Title: Chief Financial Officer

                                    HLI HOLDING COMPANY, INC., TO BE
                                    RENAMED HAYES LEMMERZ INTERNATIONAL, INC.

                                    By: _____________________________________
                                        Name:  James A. Yost
                                        Title: Vice President, Finance and
                                        Chief Financial Officer

                                    HLI PARENT COMPANY, INC.

                                    By: _____________________________________
                                        Name:  James A. Yost
                                        Title: Vice President, Finance

                                    HLI WHEELS HOLDING COMPANY, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HLI POWERTRAIN HOLDING COMPANY, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HLI COMMERCIAL HIGHWAY HOLDING COMPANY, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HLI BRAKES HOLDING COMPANY, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HLI SERVICES HOLDING COMPANY, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--LA MIRADA, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--SEDALIA, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--BOWLING
                                    GREEN, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--COMMERCIAL
                                    HIGHWAY, INC.

                                    By: _____________________________________
                                        Name: Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--
                                    CALIFORNIA, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL-- GEORGIA, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--HOMER, INC

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--HOWELL, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--
                                    HUNTINGTON, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--
                                    KENTUCKY, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--MEXICO, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--OHIO, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--TEXAS, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HLI (EUROPE), LTD.

                                    By: _________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--CMI, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--BRISTOL, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--CADILLAC, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--
                                    EQUIPMENT & ENGINEERING, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--LAREDO, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--MONTAGUE, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--PCA, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--
                                    PETERSBURG, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--
                                    SOUTHFIELD, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--
                                    TECHNICAL CENTER, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--
                                    TRANSPORTATION, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HAYES LEMMERZ INTERNATIONAL--WABASH, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HLI--SUMMERFIELD REALTY CORP.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HLI REALTY, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

                                    HLI--VENTURES, INC.

                                    By: _____________________________________
                                        Name:  Patrick C. Cauley
                                        Title: Secretary

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CITIGROUP GLOBAL MARKETS INC.
LEHMAN BROTHERS INC.

By: CITIGROUP GLOBAL MARKETS INC.

By: _______________________
    Name:
    Title:

By: LEHMAN BROTHERS INC..

By: _______________________
    Name:
    Title:

For themselves and the other several Initial
Purchasers named in Schedule I to
the foregoing Agreement.

                                                                       EXHIBIT A

                       Selling Restrictions for Offers and
                         Sales outside the United States

                  (1)(a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and June 3, 2003, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S."

                  (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

                  (c) Terms used in this section have the meanings given to them by Regulation S.

              (2) Each of the Initial Purchasers represents, warrants and agrees that:

                  (a) It has not offered or sold and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations
         1995.

                  (b) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any Securities or Exchange Securities in circumstances in which section 21(1) of the FSMA does not apply.

                  (c) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities or Exchange Securities in, from or otherwise involving the United Kingdom.

                  (d) The offer in The Netherlands of the Securities or Exchange Securities is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which includes, banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises.

                                   SCHEDULE I

                                                                    Principal Amount of
                                                                        Securities
                 Initial Purchasers                                   to Be Purchased
                 ------------------                                 -------------------
Citigroup Global Markets Inc..............................          US$  137,500,000

Lehman Brothers Inc........................................         US$  112,500,000
                                                                        ------------
         Total.............................................         US$  250,000,000

                                   SCHEDULE II

                                   Guarantors

--------------------------------------------------------------------------------
HLI Holding Company, Inc, to be renamed Hayes Lemmerz International, Inc.
--------------------------------------------------------------------------------

HLI Parent Company, Inc.
--------------------------------------------------------------------------------

HLI Wheels Holding Company, Inc.
--------------------------------------------------------------------------------

HLI Powertrain Holding Company, Inc.
--------------------------------------------------------------------------------

HLI Commercial Highway Holding Company, Inc.
--------------------------------------------------------------------------------

HLI Brakes Holding Company, Inc.
--------------------------------------------------------------------------------

HLI Services Holding Company, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International-La Mirada, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International-Sedalia, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International-Bowling Green, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International-Commercial Highway, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International--California, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International--Georgia, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International--Homer, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International--Howell, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International--Huntington, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International--Kentucky, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International--Mexico, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International--Ohio, Inc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Hayes Lemmerz International--Texas, Inc.
--------------------------------------------------------------------------------

HLI (Europe), LTD.
--------------------------------------------------------------------------------

Hayes Lemmerz International--CMI, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International--Bristol, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International--Cadillac, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International--Equipment & Engineering, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International--Laredo, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International--Montague, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International--PCA, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International--Petersburg, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International--Southfield, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International--Technical Center, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International--Transportation, Inc.
--------------------------------------------------------------------------------

Hayes Lemmerz International--Wabash, Inc.
--------------------------------------------------------------------------------

HLI--Summerfield Realty Corp.
--------------------------------------------------------------------------------

HLI Realty, Inc.
--------------------------------------------------------------------------------

HLI - Ventures, Inc.
--------------------------------------------------------------------------------

                                  Schedule III

                              Newly Formed Entities

HLI Holding Company

HLI Parent Company, Inc.

HLI Operating Company, Inc.

HLI Wheels Holding Company, Inc.

HLI Commercial Highway Holding Company, Inc.

HLI Brakes Holding Company, Inc.

HLI Power Train Holding Company, Inc.

HLI Services Holding Company, Inc.

Hayes-Lemmerz International - Sedalia, Inc.

Hayes-Lemmerz International - La Mirada, Inc.

Hayes-Lemmerz International - Commercial Highway, Inc.

Hayes-Lemmerz International - Bowling Green, Inc.

HLI Europe, LLC

HLI Swiss Holdings, LLC

                                   Schedule IV

                   Delaware, New York and Texas Guarantors and
                       Delaware non-guarantor Subsidiaries

                                [TO BE PROVIDED]

                                   Schedule V

                              Applicable Contracts

1. Certificate of Designation of Series A Cumulative Redeemable Exchangeable Preferred Stock of HLI Operating Company, Inc.

2.  The following documents related to the New Credit Facility:

         (a) the Credit Agreement, dated as of June 3, 2003, among HLI Operating Company, Inc., Hayes Lemmerz International, Inc., the Lenders and the Issuers (each, as defined therein), Citicorp North America, Inc., as administrative agent, and Lehman Commercial Paper, Inc., as syndication agent (the "Credit Agreement");

         (b)      the Revolving Credit Notes under the Credit Agreement;

         (c)      the Term Loan Notes under the Credit Agreement;

         (d) the Pledge and Security Agreement, dated as of June 3, 2003, among HLI Operating Company, Inc. and the other Grantors (as defined therein), Citicorp North America, Inc., as administrative agent, and Lehman Commercial Paper, Inc., as syndication agent;

         (e) the Guaranty, dated as of June 3, 2003, by Hayes Lemmerz International, Inc., HLI Parent Company, Inc. and the Subsidiary Guarantors (as defined therein) in favor of the Guarantied Parties (as defined therein);

         (f)      the Deposit Account Control Agreements, as described on
                  Schedule III to the Credit Agreement;

         (g) the Control Account Agreements, as described on Schedule IV to the Credit Agreement; and

         (h)      the Mortgages, as described on Schedule V to the Credit
                  Agreement.

3. Critical Employee Retention Plan as entered by the United States Bankruptcy Court for the District of Delaware on May 30, 2002.

4. Series A Warrant Agreement between Hayes Lemmerz International, Inc. and Mellon Investor Services LLC, as the Warrant Agent (as defined therein), dated as of June 3, 2003.

5. Series B Warrant Agreement between Hayes Lemmerz International, Inc. and the Warrant Agent (as defined therein), dated as of June 3, 2003.

6. Modified First Amended Joint Plan of Reorganization of Hayes Lemmerz International, Inc., and Its Affiliated Debtors and Debtors In Possession, dated as of April 9, 2003, as further amended.

7. Tax Sharing Agreement among Hayes Lemmerz International, Inc., Kelsey-Hayes Company and K-H.

8. Conveyance and Transfer Agreement, dated as of December 15, 1992, between Hayes Lemmerz International, Inc. and Kelsey-Hayes Company.

9. Employment Agreement, dated as of February 1, 1993, between Hayes Wheels, S.p.A. and Giancarlo Dallera.

10. First Amendment to Employment Agreement, dated as of June 6, 1996, between Hayes Wheels, S.p.A. and Giancarlo Dallera.

11. Amended and Restated Settlement Agreement between Hayes Lemmerz International, Inc. and Giancarlo Dallera, dated as of December 1, 2001.

12. Amended and Restated Employment Agreement between Hayes Lemmerz International, Inc. and Curtis J. Clawson, dated as of September 26, 2001.